Exhibit 10.2

KATALYST SECURITIES LLC

655 THIRD AVENUE, 18TH FLOOR

NEW YORK, NY 10017

TEL:  212-400-6993  FAX:  212-247-1059

Member:  FINRA & SIPC

June 29, 2023

STRICTLY CONFIDENTIAL

Wrap Technologies, Inc.

Mr. Kevin Mullins, CEO

1817 W 4th Street

Tempe, AZ 85281

Dear Mr. Mullins:

This letter (the “Agreement”) constitutes our understanding with respect to the engagement of Katalyst Securities LLC (“Katalyst”), a broker dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and SIPC, as exclusive placement agent (the “Placement Agent”), by Wrap Technologies, Inc., a publicly traded Delaware corporation (the “Company”), to assist the Company in connection with the placement of Securities in a registered direct offering (as defined below) (the “Offering”) for the Company on an exclusive basis. The Offering will be made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”). The terms and conditions of the Offering are further defined in the Confidential and Non-Binding Summary Term Sheet attached as Exhibit A hereto and dated herewith, which terms and conditions to the extent not in conflict with the terms and conditions of this Agreement are hereby incorporated by reference and expressly made a part hereof.

A.           Appointment of Katalyst

During the Term (as defined below), the Company hereby engages the Placement Agent to serve as the placement agent in connection with the Offering on an exclusive basis. The Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers who qualify as “accredited investors,” (referred to as the “Investors” or “Purchasers” or “Subscribers”) as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Act. The consummation of the Offering will be subject to, among other things, market conditions.

The Company acknowledges and agrees that the Placement Agent will be entitled to provide services, in whole or in part, through any current or future affiliate or sub-agent(s) selected by the Placement Agent and references to the Placement Agent shall, where the context so requires, include reference to any such affiliate or sub-agent(s). The Company acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement or commitment, express or implied, by the Placement Agent or any of its respective affiliates to underwrite or purchase any securities or otherwise provide financing. The proposed Offering is to be made directly by the Company to the purchasers pursuant to agreements entered between the purchasers and the Company. Purchases of Securities, at the Company’s discretion, may be made by the Placement Agent and any selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

The Company intends to raise a maximum of gross proceeds up to Ten Million Dollars ($10,000,000) (the “Maximum Offering Amount”), (the “Offering Amount”) of Convertible Preferred Shares (the “Preferred”) with Warrants (the “Investor Warrants”), (collectively referred to as the “Securities”). The minimum subscription amount for each purchaser in the Offering is Fifty Thousand Dollars ($50,000); provided however, subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

The closing of the Offering is anticipated to occur on or before June 30, 2023, or at such time as mutually agreed to by the Company and the Placement Agent (the “Closing”).

B.          Fees and Expenses.

1.         Financing Fee.

(a)    Financing Fee. The Company hereby agrees to pay the Placement Agent (or the designees authorized by such Placement Agent), at the Closing, as compensation for their services hereunder, a cash fee (the “Financing Fee”) in the amount of Eight Percent (8%) of the gross proceeds from the sale of Securities to Investors in the Offering. The Financing Fee shall be paid to the Placement Agent in cash by wire transfer from the account in which the Offering proceeds are deposited, concurrently with the delivery of the net proceeds to the Company at the Closing.

(b)         Warrant Portion. At the Closing, the Company will issue to the Placement Agent (or the designees authorized by such Placement Agent), as compensation for its services hereunder, warrants, in the aggregate equal to Eight Percent (8%) of the number of shares of common stock underlying the Preferred with the identical terms as the Investor Warrants and such other terms as may be necessary to comply with FINRA rules (the “Placement Agent Warrants”). Under any circumstance, the Placement Agent Warrants shall be immediately exercisable, will only have cashless exercise right if the underlying shares are not registered on a Form S-1 or S-3 registration statement, and include customary anti-dilution provisions covering stock splits, dividends, mergers and similar transactions. The Financing Fee and the Placement Agent Warrants are sometimes referred to collectively as the “Broker Fees”). The Placement Agent Warrants may be issued directly to the respective Placement Agent’s employees and affiliates at the Placement Agent’s written request, subject to compliance with applicable securities laws.

2.        Expenses. In addition to the compensation payable pursuant to Section B(1), the Company hereby agrees to pay Katalyst a non-accountable legal expense allowance in the amount of Fifteen Thousand Dollars ($15,000) (the “Katalyst Legal Fee”) paid directly from the Company account in which the Offering Proceeds are deposited at the time of the Closing from the gross proceeds. The Katalyst Legal Fee is in addition to the reimbursement of fees and expenses relating to attendance by the Placement Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement or the expenses and legal fees by the Company’s counsel for regulatory filings.

C.         Term and Termination of Engagement. Except as set forth below, the term of this Agreement begins on the date of this Agreement and shall end automatically upon the earlier to occur of (i) the Closing, (ii) the date of termination of the Offering or (iii) date that is six (6) months following the date of this Agreement (the “Term”). Notwithstanding the Term of this Agreement, this Agreement may be earlier terminated (a) immediately by Company in the event of the Placement Agent’s failure to substantially perform any of its material obligations hereunder or fraud, illegal or willful misconduct or gross negligence or (b) without cause by either the Company or the Placement Agent, on written notice of no less than five (5) business days, provided that no such notice may be given by the Company for a period of 30 days from the date of this Agreement. Notwithstanding any such expiration or termination, the terms of this Agreement other than Paragraphs A, B, D and E shall all remain in full force and effect and be binding on the parties hereto, including the exculpation, indemnification and contribution obligations of the Company, the confidentiality obligations, and provided the Agreement is not terminated by the Company pursuant to subclause (a) of this paragraph C, the right of the Placement Agent to receive any earned but unpaid Broker Fees hereunder and the right of the Placement Agent to receive reimbursement for its expenses in accordance with paragraph B(2) above.

D.          Subscription and Closing Procedures.

(a)         The Company shall cause to be delivered to the Placement Agent copies of any offering documents (the “Subscription Documents”) and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Subscription Documents in connection with the sale of the Securities during the Term, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than the Subscription Documents in connection with the sale of the Securities, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials.

(b)         Each prospective purchaser will be required to complete and execute the Subscription Documents, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the address identified in the Subscription Documents.

(c)         Simultaneously with the delivery to the Placement Agent of the Subscription Documents, the subscriber’s check or other good funds will be forwarded directly by the subscriber as per the instructions in the Subscription Documents. All such funds for subscriptions will be held in safekeeping and isolated from all other funds until all the conditions for closing as set forth in the Subscription Documents are satisfied. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at the Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent. It is the Company’s obligation to forward directly to the subscribers the documents countersigned by the Company. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

(d)         Delivery of payment for the accepted subscriptions for the Securities from the funds held in safekeeping will be made at the Closing at such place as may be mutually agreed upon between the Company and the Placement Agent, net of the Financing Fee and the Katalyst Legal Fee. The electronic stock certificates issued by the Company to subscribers will be disseminated to such subscriber directly by the Company within ten (10) business days following the Closing. The Company will forward directly to the subscribers the executed subscription documents signed by the Company within ten (10) business days following the Closing.

(e)         If the Offering is terminated by the Company before the Closing, all monies received from subscribers for the Securities shall be promptly returned to such purchasers without interest, penalty, expense or deduction. The Company will be responsible for all the fees incurred for the return of the funds.

E.           Representations, Warranties and Covenants. The Company represents and warrants to, and agrees with, the Placement Agent that:

1.         The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement. The execution, delivery and performance of this Agreement and the Offering of Securities will not violate or conflict with any provision of the charter or bylaws of the Company or, except as would not have a material adverse effect, any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound. Any necessary approvals, governmental and private, will be obtained by the Company prior to the Closing, except as may be waived or obtained or filed following the Closing and except where the failure to obtain any such approval would not have a material adverse effect.

2.         The Securities will be offered and sold by the Company pursuant to an effective registration statement under the Act in compliance with all securities laws and regulations. The Company will cause appropriate notices to be filed with the Securities and Exchange Commission and with other applicable securities authorities.

3.         The information in any presentation materials, memorandum or other offering documents furnished to investors in the Offering by the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading.

4.         The Company hereby permits the Placement Agent to rely on the representations and warranties made or given by the Company to any acquirer of Securities in any agreement, certificate or otherwise in connection with the Offering.

5.         All necessary board, shareholder and third party consents, if necessary, will be delivered to the Placement Agent at the Closing.

F.         Indemnification and Contribution. The Company agrees to indemnify the Placement Agent and its respective controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I. These provisions will apply regardless of whether the Offering is consummated.

G. Limitation of Engagement to the Company. The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its respective affiliates, or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), employees or agents. Unless otherwise expressly agreed in writing by the Placement Agent, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by the Placement Agent to the Company in connection with the Placement Agent’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. The Placement Agent shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by the Placement Agent or its respective designees, affiliates or sub-dealers.

H. Limitation of Individual Placement Agent’s Liability to the Company. The Placement Agent shall not have any liability to the Company or affiliates or subsidiaries for any losses attributable to the gross negligence, intentional misrepresentation or willful misconduct of a third party or other financial broker dealer not engaged by the Placement Agent.

I.         Governing Law. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts to be wholly performed in said state.

J.         Information; Reliance. The Company shall furnish, or cause to be furnished, to the Placement Agent all Information reasonably requested by the Placement Agent for rendering services hereunder and shall further make available to the Placement Agent all such information to the same extent and on the same terms as such information is available to the Company and investors. The Company shall notify the Placement Agent of any material adverse change, or development that is likely to lead to a material adverse change, in the business, properties, operations or financial condition of the Company or any other material Information. In addition, the Company agrees to make available to the Placement Agent upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Placement Agent (a) will use and rely on the Information, including any documents provided to investors in the Offering (the “Offering Documents,” which shall include any Purchase Agreement), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information, except for any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by the Placement Agent thereof, including any document included therein. As for the Offering, at the request of the Placement Agent, the Company shall deliver copies of such officer’s certificates, in form and substance reasonably satisfactory to the Placement Agent and its counsel as is customary for such Offering.

K. Use of Information. The Company authorizes the Placement Agent to transmit to the qualified prospective purchasers of Securities the Company’s power point presentation prepared by the Company (if any, and if prepared by the Company) (the “Presentation Materials”). The Company represents and warrants that the Presentation Materials (i) will be prepared by the management of the Company; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will advise the Placement Agent promptly if it becomes aware of the occurrence of any event or any other change known to the Company which results in the Presentation Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, if the Placement Agent elects to not transmit Presentation Materials to prospective purchasers, the Placement Agent shall direct qualified prospective purchasers to an electronic data room in which the Company makes available the Presentation Materials for review by qualified prospective purchasers.

L.         Announcement of Transaction. The Company and the Placement Agent acknowledge and agree that the Placement Agent, may, subsequent to the Closing and to the extent the Placement Agent receives a Broker Fee for Securities sold in the Offering, make public its involvement with the Company; provided that any such public announcement or other public disclosure (other than customary tombstone presentations or other investment banking presentation materials containing only publicly available information) shall be approved by the Company, which approval shall not be unreasonably withheld.

M.         Advice to the Board. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including the Offering. The Company’s board of directors and senior management may consider the Placement Agent’s advice but will base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Placement Agent will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of its services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without the Placement Agent’s prior written consent. The Placement Agent does not provide accounting, tax, or legal advice. The Placement Agent is not responsible for the success of any Offering.

N.         Entire Agreement. This Agreement was drafted by the Company and the Placement Agent’s respective counsels and constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

O.         Amendment. This Agreement may not be modified except in writing signed by each of the parties hereto.

P.         No Partnership. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

Q.         Notice. All notices and other communications required hereunder shall be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; or (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties;

If to the Company:	WRAP technologies Inc. 1817 W 4th Street Tempe, AZ 85281 Attn: Kevin Mullins, CEO E-mail: kmullins@wrap.com

With a copy to: (which shall not constitute notice)
Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Attn: Rick Werner, Esq. Telephone: (212) 659-7300 Facsimile: (212) 884-8234 Email: rick.werner@haynesboone.com

If to Katalyst Securities LLC:	Katalyst Securities, LLC 655 Third Avenue, 18th Floor New York, NY 10017 Attention: Michael Silverman Managing Director Email: mas@katalystsecurities.com

With a copy to: (which shall not constitute notice)	Barbara J. Glenns, Esq. Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 7 New York, NY 10010 Telephone: 917-848-9518 Email: bjglenns@barbarajglenns.com

R.         Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.

S.          Arbitration.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF A MUTUALLY ACCEPTABLE ARBITRATION FORUM IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, AND (E) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO THE ARBITRATION FORUM. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

T.         Other Investment Banking Services. The Company acknowledges that the Placement Agent and its respective affiliates are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agent and its respective affiliates, registered representatives and employees may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, the Company’s affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agent and its respective affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Offering. The Company also acknowledges that the Placement Agent and its affiliates have no obligation to use in connection with this engagement or to furnish to the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agent may have fiduciary or other relationships whereby the Placement Agent or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of the Offering. The Company acknowledges that the Placement Agent or such affiliates may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to the defined relationship to the Company hereunder.

U.         Miscellaneous.

(1)        This Agreement shall be binding upon and inure to the benefit of the Placement Agent and the Company and their respective assigns, successors, and legal representatives.

(2)        This Agreement may be executed in counterparts (including facsimile or in pdf format counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(3)        Notwithstanding anything herein to the contrary, in the event that the Placement Agent determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Placement Agent to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

V.         Confidentiality.

(a) The Placement Agent will maintain the confidentiality of the Information and, unless and until such Information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as provided for herein, authorized by the Company or as required by law or by request of a governmental authority, FINRA or court of competent jurisdiction. In the event the Placement Agent is legally required to make disclosure of any of the Information, the Placement Agent will give prompt notice to the Company prior to such disclosure, to the extent the Placement Agent can practically do so.

(b)         The foregoing paragraph shall not apply to information that:

(i) at the time of disclosure by the Company, is or thereafter becomes, generally available to the public or within the industries in which the Company conducts business, other than as a result of a breach by the Placement Agent of its obligations under this Agreement; or

(ii) prior to or at the time of disclosure by or on behalf of the Company, was already in the possession of, the Placement Agent or any of its affiliates, or could have been developed by them from information then lawfully in their possession, by the application of other information or techniques in their possession, generally available to the public; at the time of disclosure by the Company thereafter, is obtained by the Placement Agent or any of its affiliates from a third party who the Placement Agent reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or is independently developed by the Placement Agent or its affiliates.

The exclusions set forth in sub-section (b) above shall not apply to pro forma financial information of the Company, which pro forma Information shall in all events be subject to sub-section (a) above.

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship.

W.         No Disqualification Events.

(a)	The Company represents and warrants the following:

(i) None of Company, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event (as defined below), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(ii) The Company will promptly notify the Placement Agent in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(b)	Katalyst represents and warrants the following:

(i) No Disqualification Events. Neither it, nor to its knowledge any of its directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is subject to any of the “Bad Actor” disqualifications currently described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(iii) Notice of Disqualification Events.  The Placement Agent will notify the Company promptly in writing of (A) any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the provisions of this Section and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person.

[Signature Page Follows]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Placement Agent and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date first indicated above.

WRAP TECHNOLOGIES, INC.

By:
Kevin Mullins CEO

KATALYST SECURITIES LLC

By:___________________________
Michael A. Silverman Managing Director

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

The Company agrees to indemnify and hold harmless the Placement Agent, each of its affiliates, officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated in the Agreement to which this Appendix I is attached (the “Agreement”), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement of a material fact or omission to state a material fact in the Offering Documents required to be stated therein or necessary to make the statements therein not misleading in any litigation, investigation or proceeding (collectively, the “Proceedings”), regardless of whether any of such Indemnified Person is a party to the Agreement, and to reimburse such Indemnified Persons for any reasonable and documented legal or other expenses as they are incurred in connection with investigating, responding to or defending against in any Proceeding, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of an identified Indemnified Person; and provided, further, that the foregoing indemnification will not apply to any loss, claim, damage, liability or expense arising out of or based upon any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents; provided further that the Company shall only have the obligation to reimburse an Indemnified Person if such Indemnified Person provides to the Company a written undertaking of such Indemnified Person to repay to the Company the amount so advanced to the extent that any such reimbursement is so held to have been improper in a final judgment by a court of competent jurisdiction, and if the court of competent jurisdiction holds that such reimbursement was improper, such Indemnified Person shall promptly return any amount advanced to it by the Company. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company its affiliates, officers, directors employees, agents, creditors or stockholders, directly or indirectly, for or in connection with the Agreement, any transactions contemplated in the Agreement, or the Placement Agent’s role or services in connection with the Agreement, except to the extent that any liability for losses, claims, demands, damages, liabilities or expenses incurred by the Company are finally judicially determined to have resulted primarily from the fraud, negligence or misconduct of such Indemnified Person or have resulted from any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents. The Company will be liable to pay the actual legal fees, expenses and costs incurred by the Placement Agent’s legal team related to any lawsuit but will not be obligated to pay the legal fees of a sub dealer brought in by the Placement Agent if named in the lawsuit, unless agreed to by the Company.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company and the Placement Agent in accordance with the contributions provisions herein, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other hand, but also the relative fault of the Company and the Placement Agent, as well as any relevant equitable considerations; provided that, in no event, will the aggregate contribution of the Placement Agent hereunder exceed the amount of fees actually received by the Placement Agent pursuant to this Agreement and in no event will the aggregate contribution of the Company hereunder exceed the amount of proceeds received by the Company through the sale of Securities in the Offering to investors first contacted by the Placement Agent. The indemnity, reimbursement and contribution obligations of the Company under this Agreement will bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, that Indemnified Person will, if a claim is to be made under this indemnity agreement against the Company in respect of the Proceedings, notify the Company in writing of the commencement of the Proceedings; provided that (i) the omission so to notify the Company will not relieve the Company from any liability that the Company may have under this indemnity agreement except to the extent the Company has been materially prejudiced by such omission, and (ii) the omission to so notify the Company will not relieve the Company from any liability that the Company may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement of the Proceedings, the Company will be entitled to participate in the Proceedings and, to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense of the Proceedings with counsel reasonably satisfactory to the Indemnified Person; provided that, if the defendants in any Proceedings include both the Indemnified Person and the Company and the Indemnified Person concludes that there may be legal defenses available to the Indemnified Person that are different from or in addition to those available to the Company, the Indemnified Person has the right to select separate counsel to assert those legal defenses and to otherwise participate in the defense of the Proceedings on its behalf at its sole expense. Upon receipt of notice from the Company to the Indemnified Person of its election to assume the defense of the Proceedings, the Company will not be liable to the Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense of the Proceedings (other than reasonable costs of investigation) unless the Company authorizes, in writing, the employment of counsel for the Indemnified Person and expressly agrees in writing to be liable for the reasonable expenses of such legal counsel.

The Company will not be liable for any settlement of any Proceedings effected without its written consent (which consent must not be unreasonably withheld), but if settled with the Company’s written consent or if a final judgment for the plaintiff in any such Proceedings is delivered, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment. The Company may not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought under this indemnity agreement by such Indemnified Person unless the settlement includes an unconditional release of the Indemnified Person, in form and substance reasonably satisfactory to the Indemnified Person, from all liability on claims that are the subject matter of such Proceedings.

The Company’s reimbursement, indemnity and contribution obligations hereunder will be in addition to any liability that it may otherwise have.

Capitalized terms used but not defined in this Appendix I have the meanings assigned to such terms in the Agreement.

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